Exhibit (h) i. f. 1.

AMENDMENT NO. 1 TO THE FUND PARTICIPATION AGREEMENT

AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

EATON VANCE VARIABLE TRUST, AND EATON VANCE DISTRIBUTORS, INC.

THIS AMENDMENT, made and entered into as of the 14th day of December, 2020, amends the Fund Participation Agreement entered into as of the 30th day of January, 2017, (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”), EATON VANCE VARIABLE TRUST (the “Trust”), a Massachusetts business trust, and EATON VANCE DISTRIBUTORS, INC. (the “Underwriter”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 14th day of December, 2020.

Massachusetts Mutual Life Insurance Company.

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

Eaton Vance Variable Trust.

By:	/s/ James Kirchner
Name:	James Kirchner
Title:	Treasurer
(Dec 15, 2020 08:37 EST)

Eaton Vance Distributors, Inc.

By:	/s/ Brian Taranto
Name:	Brian Taranto
Title:	Chief Administrative Officer
(Dec 15, 2020 08:35 EST)

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Funds of the Trust:

•	Massachusetts Mutual Variable Life Separate Account I
•	Massachusetts Mutual Variable Life Separate Account IX

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SCHEDULE B

Funds and Classes of the Trust now or in the future offered to Separate Accounts of Massachusetts Mutual Life Insurance Company, including, but not limited to:

Fund Name	Class of Shares	CUSIP
Eaton Vance VT Floating-Rate Income Fund	ADV Class	27827E301
Eaton Vance VT Floating-Rate Income Fund	Institutional Class	27829X406